UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement

Standstill Agreements relating to the Company’s Hannover Community

          On March 31, 2009, Sunrise Senior Living, Inc. (the “Company”) entered into a first amendment (the “Hannover Amendment”) to the Amended and Restated Pre-Negotiation Standstill Agreement, dated February 19, 2009, which amended and restated the Pre-Negotiation and Standstill Agreement, dated December 24, 2008 (the “Hannover Agreement”), by and among the Company, two of its subsidiaries, Sunrise Hannover Senior Living GmbH & Co. KG and Sunrise Hannover GmbH (both subsidiaries, the “Hannover Borrowers”), and Natixis, London Branch (the “Agent”), in its capacity as agent and security trustee for certain lenders under the loan agreements, dated March 13, 2006, by and among the Agent, the Hannover Borrowers and certain lenders party thereto (the “Hannover Loans”).

          The Hannover Amendment extends the term of the Hannover Agreement until April 30, 2009. However, the Hannover Agreement shall automatically terminate upon the occurrence of an event of default, as defined in the Hannover Agreement.

          The Company, the Hannover Borrowers and the Agent also entered into a second German Standstill Agreement, dated March 31, 2009 (the “Hannover Standstill Agreement”). The Hannover Standstill Agreement replaces and supersedes the standstill agreement entered into by the Company, the Hannover Borrowers and the Agent on December 23, 2008. Pursuant to the Hannover Standstill Agreement, the Agent agreed, among other things, not to enforce any of its acceleration and prepayment rights under the Hannover Loans during the period commencing on March 31, 2009 and ending on the earlier of (i) the termination of the Company’s agreement with Bank of America, N.A. relating to its credit facility with such bank and (ii) April 30, 2009. However, the Hannover Standstill Agreement shall automatically terminate upon (i) the abortion of negotiations by the parties, (ii) the acceleration of the Hanover Loans based on certain events of default, (iii) the application for or commencement of insolvency proceedings with respect to any of the Hannover Borrowers, or (iv) the termination of the Hannover Agreement.

Standstill Agreements relating to the Company’s München Community

          On March 31, 2009, the Company entered into a first amendment (the “München Amendment”) to the Pre-Negotiation and Standstill Agreement, dated February 19, 2009 (the “München Agreement”), by and among the Company, two of its subsidiaries, Sunrise München Thalkirchen Senior Living GmbH & Co. KG and Sunrise München -Thalkirchen GmbH (both subsidiaries, the “München Borrowers”) and the Agent in its capacity as agent under the loan agreements, dated March 24, 2006, between the München Borrowers and the Agent (the “München Loans”).

          The München Amendment extends the term of the München Agreement until April 30, 2009. However, the München Agreement shall automatically terminate upon the occurrence of an event of default, as defined in the München Agreement.

          The Company, the München Borrowers and the Agent also entered into a second German Standstill Agreement, dated March 31, 2009 (the “München Standstill Agreement”). The München Standstill Agreement replaces and supersedes the standstill agreement entered into by the Company, the München Borrowers and the Agent, dated February 19, 2008. Pursuant to the München Standstill Agreement, the Agent agreed, among other things, not to enforce its claims for certain payments that have become due or will become due and payable (the “München Claims”) and certain of its claims for prepayment or acceleration under the München Loans during the term of the München Standstill Agreement, and not to accelerate the München Loans based on a breach of certain financial covenants related to the loan-to-value ratio threshold defined in the München Loans or an event of default in connection with non-payment or delayed payment of the München Claims during the term of the München Standstill Agreement. The München Standstill Agreement shall remain effective until the earliest of: (i) the abortion of negotiations by the parties, (ii) the acceleration of the München Loans based on certain events of default, (iii) the application for or commencement of insolvency proceedings with respect to any of the München Borrowers or the Company, (iv) the termination of the München Agreement, or (v) April 30, 2009. In connection with the Company’s intention to sell the München business, the München Borrowers and the Company agreed to undertake certain actions to facilitate such sale.

          The Hannover Amendment, the Hannover Standstill Agreement, the München Amendment and the München Standstill Agreement are collectively referred to herein as the “Standstill Agreements.” The foregoing summary of the Standstill Agreements is subject to, and qualified in its entirety by, the full text of the Standstill Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.

          All of the lenders to the Company’s German communities have agreed not to foreclose on the communities that are collateral for their loans or to commence or prosecute any action or proceeding to enforce their demand for payment by the Company pursuant to the Company’s operating deficit agreements and/or guarantee agreements until the earliest of the occurrence of certain other events relating to the respective loans or the expiration of the respective standstill agreements.

          The Company has entered into, and in the future may enter into, one or more similar standstill agreements with lenders to the Company or its subsidiaries, which agreements may or may not be material to the Company and, therefore, may or may not be separately disclosed by the Company in its Current Reports on Form 8-K or otherwise.

Item 8.01 Other Events

          As previously announced, the Company entered into an Eleventh Amendment (the “Amendment”), effective as of March 20, 2009, to its Credit Agreement (as previously amended, the “Credit Agreement”), dated as of December 2, 2005, by and among the Company, certain subsidiaries of the Company that are parties thereto, the lenders that are parties thereto from time to time and Bank of America, N.A., as administrative agent (the “Administrative Agent”) and in its capacity as Swingline Lender and letter of credit issuer. Pursuant to the Amendment, the Company is required to hold in trust for the lenders under the Credit Agreement all federal income tax refunds that they may be entitled to receive from time to time and to promptly pay such tax refunds to the Administrative Agent to reduce the total principal amount outstanding under the Credit Agreement.

          On April 2, 2009, the Company collected $20,759,000 of federal income tax refunds relating to its 2008 Federal Income Tax Return and paid $20,800,000 to the Administrative Agent for application to the total principal amount outstanding under the Credit Agreement. There were $72.7 million of outstanding borrowings and $24.5 million of letters of credit outstanding under the Credit Agreement at April 2, 2009.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Pre-Negotiation and Standstill Agreement, dated March 31, 2009, by and among
Sunrise Senior Living, Inc., Sunrise Hannover Senior Living GmbH & Co. KG, Sunrise Hannover GmbH and Natixis, London Branch

10.2	Second German Standstill Agreement Hannover I, dated March 31, 2009, by and among Sunrise Senior Living, Inc., Sunrise
Hannover Senior Living GmbH & Co. KG, Sunrise Hannover GmbH and Natixis, London Branch

10.3	First Amendment to Pre-Negotiation and Standstill Agreement, dated March 31, 2009, by and among Sunrise Senior Living, Inc.,
Sunrise München-Thalkirchen Senior Living GmbH & Co. KG, Sunrise München-Thalkirchen GmbH and Natixis, London Branch

10.4	Second German Standstill Agreement, dated March 31, 2009, by and among Sunrise Senior Living, Inc., Sunrise München-
Thalkirchen Senior Living GmbH & Co. KG, Sunrise München-Thalkirchen GmbH and Natixis, London Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 6, 2009

Sunrise Senior Living, Inc.

By: /s/ Richard J. Nadeau Name: Richard J. Nadeau Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Pre-Negotiation and Standstill Agreement, dated March 31, 2009, by and among Sunrise
Senior Living, Inc., Sunrise Hannover Senior Living GmbH & Co. KG, Sunrise Hannover GmbH and Natixis, London Branch

10.2	Second German Standstill Agreement Hannover I, dated March 31, 2009, by and among Sunrise Senior Living, Inc., Sunrise Hannover
Senior Living GmbH & Co. KG, Sunrise Hannover GmbH and Natixis, London Branch

10.3	First Amendment to Pre-Negotiation and Standstill Agreement, dated March 31, 2009, by and among Sunrise Senior Living, Inc., Sunrise
München-Thalkirchen Senior Living GmbH & Co. KG, Sunrise München-Thalkirchen GmbH and Natixis, London Branch

10.4	Second German Standstill Agreement, dated March 31, 2009, by and among Sunrise Senior Living, Inc., Sunrise München-Thalkirchen
Senior Living GmbH & Co. KG, Sunrise München-Thalkirchen GmbH and Natixis, London Branch